                                                                    [Jeep-Eagle]











                                      LEASE


                                     Between


                   STEVE LANDERS, JOHN LANDERS AND BOB LANDERS

                                                  Lessor,

                                       AND


                            LANDERS AUTO SALES, INC.,

                                                  Lessee.






                                    Premises:

                           County of Saline, Arkansas


                                   Lease Date:

                                 August 1, 1995

                                      LEASE

          THIS LEASE (this "Lease"), dated as of the 1st day of August, 1995, is made by and between STEVE LANDERS, JOHN LANDERS AND BOB LANDERS, all of whom are individuals residing in Benton, Arkansas (collectively, "Lessor") and LANDERS AUTO SALES, INC., a corporation organized under the laws of the State of Arkansas, having an address at Congo Exit 118 (7800 Alcoa), Highway I-30, Benton, Arkansas 72015 ("Lessee").

                                    RECITALS

          A. Lessor is the owner of the Demised Premises (hereinafter defined).

          B. Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Demised Premises.

          NOW, THEREFORE for good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

                                   ARTICLE I.

                                    PREMISES

           1.1. DEMISED PREMISES. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the Term (hereinafter defined), at the rental, and upon all of the terms, covenants and conditions set forth herein, the following (collectively, the "Demised Premises"):

               (a) that certain real property located in Township 1 South, County of Saline, State of Arkansas, described in Exhibit A attached hereto and made a part hereof, together with any buildings and improvements now or hereafter located therein or thereon, including, without limitation, the Jeep-Eagle automobile dealership, showroom and service facility currently located thereon (collectively, the "Real Property");

               (b) All right, title and interest, if any, of Lessor in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Real Property to the center line;

               (c) All right, title and interest, if any, of Lessor in and to any strips and gores of land adjacent to, abutting, or used in connection with the Real Property, and in and to easements, if any, enuring to the benefit of the Demised Premises or the fee owner;

               (d) Any appurtenances and hereditaments belonging or in any wise appertaining to the Real Property; and

               (e) Any and all personal property located at the Real Property owned by Lessor and used in connection with the operation of the Real Property as an automobile dealership and related uses; and

               (f) Any and all leases, tenancies and occupancy agreements in any way affecting the Real Property.

          1.2. COMMON AREAS. Lessee shall have, as appurtenant to the Demised Premises, the non-exclusive right to use the Common Areas (hereinafter defined) of any improvements in common with others, subject to the terms and conditions of this Lease. For purposes of this Lease, "Common Areas" shall mean, collectively: the sidewalks, driveways, if any, entrances, parking areas, passages, and other portions of the improvements and/or the land shown on the site plan, that Lessor makes available from time to time for the common use of lessees of the improvements.

                                   ARTICLE II.

                                      TERM

          2.1. INITIAL TERM. The term of this Lease, (as the same may be extended, the "Term") shall commence on the date hereof (the "Commencement Date"), and shall continue for a period of twenty (20) years thereafter (the "Initial Term").

          2.2. RENEWAL OPTIONS. Lessee shall have the option to extend the Term on all of the terms and provisions contained in this Lease, except for the payment of rent which is to be negotiated by the parties hereto, for two (2) successive five (5) year renewal periods (each, a "Renewal Period") following the expiration of the Initial Term of this Lease, by giving written notice to Lessor of the exercise of this option to extend the Term not later than ninety
(90) days prior to the expiration of the Initial Term or the first Renewal Period, as the case may be.

                                  ARTICLE III.

                                      RENT

          3.1. FIXED RENT.

               (a) Lessee shall, during the Term, pay to Lessor at such place as Lessor shall designate in writing, from time to time, annual fixed rental in the amounts set forth on SCHEDULE A attached hereto and made a part hereof, subject to adjustment as set forth on SCHEDULE A (hereinafter, the "FIXED RENT").

               (b) The Fixed Rent shall be payable monthly in advance on the first day of each month in equal monthly installments equal to one-twelfth (1/12) of the Fixed Rent.

               (c) Fixed Rent for any period during the Term which is for less than one calendar month shall be prorated based on the number of calendar days in such calendar month that falls within the Term.

          3.2. ADDITIONAL RENT.    Lessee shall, during the Term, pay to Lessor
at such place as Lessor shall designate in writing, from time to time, and, except as expressly provided herein, without offset, counterclaim, defense or demand thereof, additional rent ("Additional Rent") consisting of all other sums of money that become due from Lessee and payable to Lessor hereunder. Fixed Rent and Additional Rent are hereinafter collectively referred to as "Rent".

                                   ARTICLE IV.

                              INTENTIONALLY OMITTED


                                   ARTICLE V.

                                       USE

The Demised Premises shall be used for the operation of automobile dealerships and ancillary business thereto, general office purposes and/or any other lawful purposes. Lessee shall obtain, at its sole cost and expense, all licenses, approvals and permits required for Lessee's use and occupancy of the Demised Premises. Lessee shall not use or permit the use of the Demised Premises, in violation of any applicable law, statute, ordinance, code, rule, regulation order or decree, of any hazardous, toxic

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or dangerous waste, substance or material defined as such in the Comprehensive
Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

                                   ARTICLE VI.

                               COMPLIANCE WITH LAW

          6.1. LESSOR REPRESENTATIONS. Lessor represents and warrants to Lessee that during the Term, the Demised Premises shall, but without regard to the use for which Lessee will use the Demised Premises, comply with all applicable laws, statutes, ordinances, rules, regulations and orders of all state, municipal and local governmental authorities having jurisdiction over the Demised Premises, including, building and zoning codes, regulations and ordinances and environmental codes, regulations and laws, including those related to pollution and contamination (collectively "Governmental Laws"). If it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after written notice from Lessee, promptly, at Lessor's sole cost and expense, to rectify any such violation.

          6.2. LESSEE COMPLIANCE. Lessee shall, at Lessee's expense, promptly comply with all Governmental Laws relating to the Demised Premises in effect during the Term or any part of the Term regulating the use by Lessee of the Demised Premises. If it is determined that this covenant has been violated, then it shall be the obligation of Lessee, after written notice from Lessor, to promptly, at Lessee's sole cost and expense, to rectify any such violation.

          6.3. CONTESTS. Lessee shall have the right, to the extent permitted by law, at its own expense to contest the validity and/or applicability of any Governmental Laws relating to the Demised Premises by appropriate proceedings diligently conducted in good faith, and, notwithstanding the provisions of PARAGRAPH 6.2 hereof, Lessee's compliance with such contested Governmental Laws may be postponed or deferred during the pendency of such proceeding so long as neither the Demised Premises nor any part thereof would, by reason of such non-compliance be, in the reasonable judgment of Lessor, in danger of being forfeited or lost and Lessor shall not be subject to any criminal or civil liability.

                                  ARTICLE VII.

                        CONDITION OF THE DEMISED PREMISES

          Lessee hereby agrees to accept the Demised Premises in accordance with the terms of this Lease, subject to all Governmental Laws and restrictions of record governing and regulating the use of the Demised Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.

                                  ARTICLE VIII.

                             MAINTENANCE AND REPAIRS

          8.1. LESSEE REPAIR OBLIGATIONS. Lessee shall, at its expense, take good care of the Demised Premises, the fixtures and appurtenances therein and any of Lessee's trade fixtures, furnishings, equipment and personal property (collectively, "Lessee's Property"). Except as provided in PARAGRAPH 8.2, Lessee shall be responsible for and shall promptly make all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises. Lessee, at its expense, shall be responsible for the repair, maintenance and replacement of all mechanical, electrical, sanitary, heating, ventilating, air-conditioning and other fixtures and equipment in the Demised Premises.

          8.2. LESSOR REPAIR OBLIGATIONS. Lessor agrees, at its sole cost and expense, to repair any material defects in the Demised Premises arising from defective design, labor or material, and to remedy and correct any violation of Governmental Laws arising out of or relating to the construction of the improvements or the environmental condition of the Demised Premises on the date hereof. Neither Lessee's acceptance of the Demised Premises nor Lessee's entry into possession thereof, nor payments of any monthly installments of Rent, nor Lessee's performance of any of the other provisions or conditions hereof, shall relieve Lessor of such responsibility.

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                                   ARTICLE IX.

                                    SURRENDER

          On the last day of the Term, or on any sooner termination of this Lease, subject to the terms of ARTICLE 13, Lessee shall surrender the Demised Premises to Lessor in the same condition as when received by Lessee broom clean, ordinary wear and tear excepted.

                                   ARTICLE X.

                          LESSOR'S AND LESSEE'S RIGHTS

          If either party fails to perform its obligations hereunder, the other may at its option (but shall not be required to) put the same in good order, condition and repair, upon sixty (60) days written notice to the non-performing party (which written notice shall not be required in the case of an emergency) and the cost thereof, together with interest thereon at the Lease Interest Rate (as defined in PARAGRAPH 20.3) shall become due and payable from the non-performing party to the other party within ten (10) days after demand by the performing party; PROVIDED, HOWEVER, if the obligation of the non-performing party is not capable of being performed within such sixty (60) day period and if the non-performing party is diligently endeavoring to perform such obligation, the performing party shall not perform such obligation. All such work performed by the performing party shall be performed in a good and workmanlike manner, in compliance with all Governmental Laws. Neither Lessee nor Lessor shall perform any such work until such time as it has received all necessary permits, licenses and approvals from the applicable state, county and municipal governmental authorities having jurisdiction over the Demised Premises ("Governmental Authorities"). If either party performs any such work, such party shall, at all times, keep the Demised Premises free of liens and encumbrances for labor and materials.

                                   ARTICLE XI.

                          ALTERATIONS AND IMPROVEMENTS

          11.1. LESSEE ALTERATIONS. Lessee shall have the right, at its own cost and expense, to make such alterations and changes in and to the Demised Premises as it shall deem expedient or necessary for its purposes. All such work shall be done in a good and workmanlike manner, and in accordance with all Governmental Laws. Lessor shall execute and deliver upon request of Lessee such reasonable instrument or instruments embodying the approval of Lessor which may be required by any Governmental Authority for the purpose of obtaining any license, permit or approval for the making of alterations or changes in, to or upon the Demised Premises, Lessee agreeing to pay for any such license, permit or approval. Lessee shall not make any alterations to the Demised Premises until such time as it has received all required permits, licenses and approvals from the applicable Governmental Authority.

          11.2. REMOVAL OF IMPROVEMENTS. Any and all alterations, improvements and installations made by Lessee in, to or upon the Demised Premises, as well as any fixtures installed on the Demised Premises by Lessee, at Lessee's option, may be removed from the Demised Premises at any time and from time to time during the Term and shall remain the property of Lessee during and at the expiration of the Term of this Lease, provided that, if any such alterations, improvements, installations and/or fixtures are removed by Lessee, any damage caused by such removal shall be promptly repaired by Lessee at its sole cost and expense.

                                  ARTICLE XII.

                                    INSURANCE

          12.1.     Insurance Coverage.

               (a) Lessee shall, at Lessee's cost and expense, maintain the following insurance issued in the names of Lessor and Lessee as their interests may appear:

                    (i) a policy of standard fire and extended coverage insurance on all improvements included in the Demised Premises with vandalism and malicious mischief endorsements, to the extent of full replacement value; and

                   (ii) a policy of general public liability insurance against claims for personal injury or property damage, with such limits as may be reasonably requested by Lessor from time to time, but not more than Two Million Dollars ($2,000,000) in respect of bodily injury or death


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

               and Two Million Dollars ($2,000,000) for property damage.

               (b) All such insurance policies shall provide that any proceeds shall be made payable into an escrow account maintained by an escrow agent mutually selected by Lessee and Lessor, who shall distribute same pursuant to the terms of this Lease and in accordance with the written instructions of Lessee and the approval of Lessor, which approval by Lessor shall not be unreasonably withheld, delayed or conditioned.

               (c) All such insurance policies may, at the option of Lessee, be effected by blanket and/or umbrella policies issued to Lessee covering the Demised Premises and other properties owned or leased by Lessee or its affiliates.

               (d) Lessor shall not obtain or continue to maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lessee in all respects.

          12.2.     CERTIFICATES.    All insurance provided for under this Lease
shall be effected under valid enforceable policies insured by insurers of recognized responsibility and who are reasonably acceptable to Lessor and licensed to do business in the State of Arkansas. Such insurance may be carried by Lessee as a part of blanket coverage for such insurance covering all premises owned or leased by Lessee wherever located. Certificates of Insurance evidencing the current existence of such coverage shall be delivered to Lessor at least ten days prior to the expiration date of any policy. Renewal certificates shall be delivered by Lessee to Lessor, together with satisfactory evidence of payment of the premium on such policies. To the extent obtainable, all such policies shall contain agreements by the insurers that such policies shall not be cancelled except upon thirty days' prior written notice to each named insured and loss payee, including Lessor.

          12.3.     ADJUSTMENTS.   All policies of insurance required herein
shall name Lessor and Lessee as the insureds as their respective interests may appear. The loss, if any, under said policies referred to in this ARTICLE 12 shall be adjusted with the insurance companies by Lessee to the extent that Lessee is obligated to repair or restore the Demised Premises pursuant to ARTICLE 13 hereof and by Lessor in the event that Lessee is not so obligated to restore.

          12.4. PROCEEDS. All proceeds payable by reason of any loss or damage to the Demised Premises, or any portion thereof, and insured under any policy of insurance required by this ARTICLE 12 shall be paid to Lessee and shall be used only for reconstruction or repair, as the case may be, of any damage to or destruction of the Demised Premises, or any portion thereof. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Demised Premises shall be retained by Lessee. In the event that, pursuant to the terms of PARAGRAPH 13.3, Lessee is not required or does not elect to repair and restore and this Lease expires or is terminated, all such insurance proceeds shall be paid to and retained by Lessor.

                                  ARTICLE XIII.

                              DAMAGE OR DESTRUCTION

          13.1. RESTORATION. Subject to the provisions of PARAGRAPH 13.3 hereof, Lessee covenants that in the event of damage to all or a portion of the Demised Premises by fire or any other cause, similar or dissimilar, insured or uninsured, in the event that Lessor approves the distribution of the insurance proceeds in accordance with Lessee's instructions under PARAGRAPH 12.1(b), Lessee will promptly, at its sole cost and expense, restore or repair the Demised Premises so damaged or destroyed as nearly as possible to the condition it was in immediately prior to such damage or destruction, or with such changes or alterations as Lessee shall elect to make in conformity with ARTICLE 11 hereof, whether or not any costs or expenses of such restoration exceeds the amount of the insurance proceeds received in connection with such damage or destruction. Such restoration, shall be commenced promptly and prosecuted with reasonable diligence, unavoidable delays excepted.

          13.2. NO ABATEMENT. Except as provided in PARAGRAPH 13.3, the Fixed Rent and all Additional Rent payable hereunder shall not be abated due to any damage or destruction to the Demised Premises.

          13.3. TERMINATION OPTION. Notwithstanding the provisions of PARAGRAPH 13.1 hereof, in the event that (i) at any time during the Initial Term or a Renewal Term, Lessor

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unreasonably withholds its approval of the distribution of the insurance proceeds in accordance with Lessee's instructions, (ii) at any time during the eighteenth (18th) or nineteenth (19th) years of the Initial Term, all or a portion of the Demised Premises are damaged to the extent that, in Lessee's reasonable judgment, the necessary repairs or restoration would not be substantially completed within nine (9) months from the date of said casualty, or (iii) at any time during the last year of the Initial Term or at any time during a Renewal Term, all or a portion of the Demised Premises are damaged, Lessee may, terminate this Lease upon delivery of written notice to Lessor within sixty (60) days after the occurrence of the casualty causing such damage and Lessee shall be released from any liability under this Lease accruing from and after the date of said casualty. In the event that Lessee terminates this Lease as provided in the immediately preceding sentence, all insurance proceeds resulting from said casualty shall be paid to and retained by Lessor.

                                  ARTICLE XIV.

                                      TAXES

          14.1. IMPOSITIONS. Lessee covenants and agrees to pay or cause to be paid, as hereinafter provided, to the Governmental Authority imposing the same, all of the following items ("Impositions") not later than the date on which same are due without the payment of any fines, penalties or interest: (a) real property taxes and assessments assessed and levied against the Demised Premises or any part thereof, (b) personal property taxes, (c) water, water meter and sewer rents, rates and charges, and (d) fines, penalties and other similar or like governmental charges applicable to the foregoing and any interest or costs with respect thereto only to the extent incurred by reason of Lessee's wrongful act or omission or Lessee's failure fully and promptly to comply with any provision of this Lease. Each such Imposition, or installment thereof, during the Term shall be paid prior to the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same in such installments and shall be responsible for the payment of such installments only.

          14.2. EVIDENCE OF PAYMENT. If Lessee is paying any Imposition directly to the Governmental Authority imposing the same, then Lessee, from time to time upon the request of Lessor,

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shall furnish to Lessor, within the earlier of (i) ninety (90) days after the date when such Imposition is due and payable under this Lease, or (ii) thirty
(30) days after the date when an official receipt of the Governmental Authority imposing the same is received, such official receipt or, if no such receipt has been received by Lessee, other evidence reasonably satisfactory to Lessor, evidencing the payment of the Imposition.

          14.3. EXCLUDED TAXES. Nothing herein contained shall require Lessee to pay municipal, state or federal income, inheritance, estate, succession, transfer or gift taxes of Lessor, or any corporate franchise tax imposed upon Lessor or any gross income or gross receipts taxes to the extent the same are imposed on Lessor in lieu of net income taxes or corporate franchise taxes.

          14.4. APPORTIONMENTS. Any Imposition, relating to a fiscal period of the imposing Governmental Authority, a part of which period is included within the Term and a part of which is included in a period of time before the Commencement Date or after the Expiration Date (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Demised Premises, or shall become payable, during the Term) shall be apportioned between Lessor and Lessee as of the Commencement Date or Expiration Date, as the case may be, so that Lessee shall pay that portion of such Imposition which that part of such fiscal period included in the period of time after the Commencement Date and before the Expiration Date.


          14.5.     CONTESTS.

               (a) Lessee shall have the right, to the extent permitted by law, at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, and, notwithstanding the provisions of PARAGRAPH 14.1 hereof, the payment of such contested Imposition may be postponed or deferred so long as neither the Demised Premises nor any part thereof, nor any part of the rents, issues and profits thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Lessor, in danger of being forfeited or lost and Lessor shall not be subject to any criminal or civil liability.

               (b) Lessee shall have the right, to the extent permitted by law, and at Lessee's sole cost and expense, to seek a reduction in the valuation of the Demised Premises assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith. Lessor shall fully cooperate with Lessee in any such proceeding.

               (c) Lessor shall not be required to join in any proceedings referred to in PARAGRAPHS 14.5(a) and (b) hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Lessor, in which event, Lessor shall join and cooperate in such proceedings or permit the same to be brought in its name, but shall not be liable for the payment of any costs or expenses in connection with any such proceedings and Lessee shall reimburse Lessor for any and all reasonable costs or expenses which Lessor may sustain or incur in connection with any such proceedings.

                                   ARTICLE XV.

                             UTILITIES AND SERVICES

          15.1. LESSOR REPRESENTATION. Lessor represents and warrants that the Demised Premises are equipped with all plumbing equipment, electrical facilities and lighting fixtures and equipment, heating, air conditioning, ventilating, and other appurtenant equipment and facilities necessary or appropriate for Lessee's use of the Demised Premises or as otherwise required by Governmental Laws. Lessee will pay, or cause to be paid all changes for electricity, power, gas, oil, water and other utilities used in connection with the Demised Premises during the term of this Lease.

          15.2.     NO SERVICES.   Lessor shall not be obligated to furnish or
to pay for utilities or services to the Demised Premises.

                                  ARTICLE XVI.

                                   ASSIGNMENT

          Except as expressly permitted in this Lease, Lessee shall not voluntarily or by operation of law assign all or any part of Lessee's interest in this Lease, without Lessor's prior written consent, which Lessor shall not unreasonably withhold, condition or delay. Any attempted assignment without such consent shall be void and shall constitute a breach of this Lease, unless the same is expressly permitted hereunder. In no event shall (i) any transfer (by one or more transfers) of a majority of the stock of Lessee, (ii) the merger or consolidation of Lessee with another corporation, or (iii) the transfer of all or substantially all of Lessee's assets to another corporation or entity, constitute an assignment, or attempted assignment of this Lease, provided that, in all such events in which Lessee survives such transaction, Lessee shall remain fully liable for the payment of Rent and for the other obligations of this Lease on the part of Lessee to be performed or observed.

                                  ARTICLE XVII.

                               DEFAULTS; REMEDIES

          17.1. DEFAULTS. If any of the following events shall occur (each, a "Default" and collectively "Defaults"):

               (a) The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice from Lessor to Lessee;

               (b) The failure by Lessee to observe or perform any of the material covenants, conditions to provisions of this Lease to be observed or performed by Lessee, other than described in PARAGRAPH 17.1(a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee specifying, in reasonable detail, how Lessee has failed to perform; PROVIDED, HOWEVER, that if Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in Default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion;

then in any of said cases, and without waiving any claims for breach of agreement, Lessor may

                    (i)  accelerate all Rent owing hereunder upon such Default;

                   (ii) Take possession of the Demised Premises and lease the same for the account of Lessee upon such terms as may be acceptable to Lessor and apply the net proceeds received from such leasing toward the payment of Rent which Lessee herein is obligated to pay and collect the balance thereof, if any, from Lessee;

                  (iii) Terminate the Lease and take possession of the Demised Premises and collect from Lessee all damages sustained by reason of such Default; or

                   (iv) Pursue any remedy or remedies which may be available at law or in equity;

PROVIDED, HOWEVER, that Lessor hereby agrees to use its best efforts to mitigate any damages sustained or liability incurred by reason of any Default and the exercise of any remedies in connection therewith.

          17.2.     LESSEE OBJECTION.     Subject to the last sentence of this
PARAGRAPH 17.2., upon the happening of any alleged non-monetary Default on the part of Lessee, if Lessee within thirty (30) days after receipt of such appropriate notice as set forth in PARAGRAPH 17.1 from Lessor shall, commence and thereafter in good faith, diligently prosecute in a court of competent jurisdiction a proceeding to determine whether or not such non-monetary defaults or alleged defaults have occurred, then Lessor may not terminate this Lease or exercise any rights as provided above by law or otherwise unless the final judgment not subject to further appeal in such court proceedings shall be adverse to Lessee and Lessee, in such case, within twenty (20) days from the date of the final judgment in such court proceedings fails to cure such non-monetary default(s) or, if any such default or defaults cannot reasonably be cured within such twenty (20) days, if Lessee within said twenty (20) days shall fail to commence and thereafter diligently and continuously prosecute to completion the work of curing such non-monetary default or defaults. Notwithstanding the foregoing, Lessee shall have no rights under this PARAGRAPH
17.2 if, at the time Lessee receives notice of any non-monetary default under this Lease, the laws of the State of Arkansas otherwise provides for the injunction of the threatened termination of a lease until a final judgment has been rendered by a court of competent jurisdiction as to whether or not a non-monetary default has occurred thereunder.

          17.3.     VACATING THE DEMISED PREMISES.

               (a) In the event of any such termination of this Lease, (i) this Lease shall be of no further force and effect; and (ii) Lessee covenants and agrees to surrender and deliver the Demised Premises to Lessor in accordance with ARTICLE 9 hereof immediately upon the termination of the Lease.

               (b) It is understood and agreed that at the time of the termination or at any time thereafter Lessor may rent the Demised Premises, or any portion thereof for such period and on such term or terms, and for a term which may expire before or after the expiration of the Term and Lessee shall have no interest in any income received by Lessor as a result of such reletting and no title or interest in the Demised Premises whatsoever.

          17.4.     LESSOR'S SELF-HELP REMEDY.    If Lessee shall fail, after
thirty (30) days notice from Lessor, to perform any of the covenants, terms or conditions required to be performed by Lessee hereunder (except that in the event of an emergency, the notice shall either be dispensed with or shortened as reasonably required by the nature of the emergency), in addition to the provisions of this ARTICLE 17, Lessor may do whatever is reasonably necessary for the performance thereof for the account and at the expense of Lessee. In the event Lessor shall pay any money by reason of said failure, Lessee shall repay any such reasonable sums so paid on its behalf together with interest thereon at the Lease Interest Rate which shall be deemed Rent, and the same shall be payable within 30 days after presentation of the request for payment, accompanied by Lessor's statement submitted to Lessee by Lessor showing in all reasonable detail the expenses of Lessor, why incurred, to whom payment was made and the calculations of and supporting bills or records showing Lessor's expenditures.

          17.5.     LESSEE'S SELF-HELP REMEDY.    If Lessor shall fail, after
thirty (30) days notice from Lessor, to perform any of the covenants, terms or conditions required to be performed by Lessor hereunder (except that in the event of an emergency, the notice shall either be dispensed with or shortened as reasonably required by the nature of the emergency), Lessee may do whatever is reasonably necessary for the performance thereof for the account and at the expense of Lessor. In the event Lessee shall pay any money by reason of said failure, Lessor shall repay any such reasonable sums so paid on its behalf together with interest thereon at the Lease Interest Rate, and the same shall be payable within 30 days after presentation of the request for payment, accompanied by Lessee's statement submitted to Lessor by Lessee showing in all reasonable detail the expenses of Lessee, why incurred, to whom payment was made and the calculations of and supporting bills or records showing Lessee's expenditures. If Lessor shall fail to reimburse Lessee within thirty (30) days after receipt of Lessee's request for reimbursement for money expended by Lessee under this PARAGRAPH 17.5, Lessee may set-off against Rent, next becoming due to Lessor, such amount together with interest at the Lease Interest Rate from the date expended until Lessee has recouped the money due it under this PARAGRAPH 17.5.

          17.6. EXCLUSIVE REMEDIES. No remedy herein or otherwise conferred upon or reserved to Lessor or Lessee shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given under this Lease, or now or hereafter existing at law or in equity or by statute. Every power and remedy given by this Lease to Lessor, or Lessee, may be exercised from time to time as often as occasion may arise, or as may be deemed expedient. No delay or omission of Lessor or Lessee to exercise any right or power arising from any default on the part of the other shall impair any such right or power, or shall be construed to be a waiver of such default or any other default or an acquiescence thereto.
The consent or approval by Lessor or Lessee to or of any act by the other requiring such consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar acts by Lessor or Lessee, as the case may be.

          17.7.     LESSEE TERMINATION RIGHT.     (a)  Without limiting the
provisions of PARAGRAPH 17.6 and in addition to all other remedies which the Lessee may have as stated elsewhere in this Lease, at law or in equity, including the right to seek specific performance or injunctive relief, Lessee shall have the right, but not the obligation, on notice to Lessor, to terminate this Lease if Lessor shall fail to perform any of the terms, covenants and obligations of Lessor herein.

               (a) With respect to defaults as to which this Lease does not provide any grace period or opportunity to cure, Lessor shall have thirty
     (30) days after receipt of such notice from Lessee to cure the default giving rise to Lessee's right to so terminate this Lease.

               (b) If Lessor cures the default within said 30-day period this Lease shall not terminate and shall continue in full force and effect. If Lessor fails to cure the default within said 30-day period, Lessee shall give notice to Lessor of Lessor's failure to cure the same and this Lease shall terminate, as if by passage of time, on the date set forth in Lessee's notice of termination; PROVIDED, HOWEVER, that if Lessor's Default is such that more than thirty (30) days are reasonably required for its cure, then this Lease shall not terminate if Lessor commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion and such cure is completed within ninety
     (90) days after the occurrence of such default.

                                 ARTICLE XVIII.

                                  CONDEMNATION

          18.1. If the Demised Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called ("Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title to or possession of the Demised Premises of such portion thereof, whichever first occurs. If (i) more than 20% of the floor area of the Demised Premises, or more than 20% of the parking area included in the Demised Premises and used by Lessee, is taken by Condemnation and (ii) in Lessee's judgment, the Demised Premises cannot be repaired or restored to a condition which would allow Lessee to use the Demised Premises substantially in the manner that Lessee had used the Demised Premises prior to said Condemnation, Lessee may, at Lessee's option, to be exercised in writing within twenty (20) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within twenty (20) days after the condemning authority shall have taken title to or possession of the Demised Premises or any part thereof) terminate this Lease as of the later of the date on which the condemning authority takes title to or possession of the Demised Premises or any part thereof. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Demised Premises remaining, except that the Rent shall be reduced from the date of the taking in the proportion that the portion of the Demised Premises taken bears to the total area of the Demised Premises. Any award for the taking of all or any part of the Demised Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor; PROVIDED, HOWEVER, that Lessee shall be entitled to any award made as compensation for diminution in value of the Lessee's leasehold estate, business loss, moving expenses, loss of or damage to the Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such Condemnation, Lessor shall, to the extent of any award received by Lessor in connection with such Condemnation, repair any damage to the Demised Premises caused by such Condemnation except to the extent that Lessee has been reimbursed therefore by the condemning authority.

          18.2. Notwithstanding anything which may be to the contrary in this ARTICLE 18, in connection with any taking, Lessee shall be entitled to make a separate claim, and to prove and receive an award for (a) the diminution in value of Lessee's leasehold estate, (b) the value of Lessee's property to the extent the same is taken, and (c) any moving allowance and other expenses permitted by law.

                                  ARTICLE XIX.

                              INTENTIONALLY OMITTED


                                   ARTICLE XX.

                               GENERAL PROVISIONS

          20.1.     ESTOPPEL CERTIFICATES.

               (a) Lessee shall at any time upon not less than twenty (20) days prior written notice from Lessor execute, acknowledge and deliver to Lessor or any party designated by Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging, as of the date of the certificate, that, to its actual knowledge, there are no uncured Defaults or events which with the giving of notice or the passage of time or both would constitute a Default or specifying such Defaults or events, if any are claimed and (iii) any other information reasonably requested by Lessor. Such statement shall be binding on Lessee and may be relied upon by Lessor or any other party designated by Lessor to whom such certificate is delivered.

               (b) Lessor shall at any time upon not less than twenty (20) days prior written notice from Lessee execute, acknowledge and deliver to Lessee or any party designated by Lessee a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging, as of the date of the certificate, that, to its actual knowledge, there are no uncured Defaults or events which with the giving of notice or the passage of time or both would constitute a Default or specifying such Defaults or events, if any are claimed and (iii) any other information reasonably requested by Lessee. Such statement shall be binding on Lessor and may be relied upon by Lessee or any other party designated by Lessee to whom such certificate is delivered.

          20.2. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

          20.3. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly provided herein, any amount due hereunder to either Lessor or Lessee from the other party which is not paid when due and any amount paid by Lessor or Lessee on behalf of the other in accordance with the terms hereof shall bear interest from the date due or the date paid, as applicable, at a rate (the "Lease Interest Rate") equal to the lesser of (a) 2% in excess of the prime or base rate of interest announced by Citibank, N.A. at its principal office in New York City, New York and (b) the maximum rate of interest permitted by applicable law with respect to said amounts. Payment of such interest shall not excuse or cure any Default or event of default by Lessee or Lessor under this Lease. Notwithstanding anything to the contrary contained in this Lease, in no event shall interest be payable by Lessee with respect to (i) any amounts due and payable by Lessee during the period in which either John Landers or Steve Landers are employees of Lessee, (ii) any late charges incurred by Lessee, or
(iii) any amounts upon which late charges are paid by Lessee.

          20.4. CAPTIONS. Article and paragraph captions are not a part hereof and are for convenience of reference only.

          20.5. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. All prior agreements or understandings pertaining to the subject matter hereof shall be of no force or effect. This Lease may only be amended or modified in writing, signed by the parties in interest at the time of such amendment or modification.

          20.6. NOTICES. Any notices required or permitted to be given hereunder shall be sufficient if given at the addresses of Lessor and Lessee first set forth above. Notices shall be sufficient if sent by certified mail, return receipt requested, postage pre-paid; nationally recognized overnight courier service; or by hand. Notices sent (i) by certified mail, return receipt requested shall be deemed received three (3) days after deposit in a United States mail box, postage prepaid, (ii) by nationally recognized overnight courier service shall be deemed received one (1) business day after delivery to such courier service; and (iii) by hand shall be deemed delivered upon receipt.

          20.7. WAIVERS. No waiver by either party of any term or provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of Rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular Rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such Rent.

          20.8. RECORDING. Lessee shall not record this Lease without Lessor's prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable Default of Lessee hereunder. The parties hereto shall contemporaneously herewith execute and record, at Lessee's expense, a Memorandum of Lease in the form attached hereto as Exhibit B.

          20.9. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          20.10. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties hereto and their respective successors and assigns. This Lease shall be governed by the laws of the State in which the Demised Premises is located.

          20.11.    SUBORDINATION.

               (a) Provided Lessor obtains and delivers to Lessee a Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit C (the "SNDA") from the holder of any present or future mortgage or deed of trust encumbering the Demised Premises (a "Mortgagee"), then this Lease shall be subject and subordinate to the lien of the mortgage or deed of trust, specifically referenced in such SNDA.

               (b) If at any time a Mortgagee or any party claiming by or through a Mortgagee shall succeed to the rights of Lessor as lessor under this Lease, whether through foreclosure action, assignment or deed in lieu of foreclosure or otherwise (a "Successor Lessor"), at the request of such Successor Lessor, and upon the written agreement of such Successor Lessor to accept Lessee's attornment, Lessee shall attorn to and recognize such Successor Lessor as Lessee's lessor under this Lease. In confirmation of such attornment, Lessee shall promptly execute, acknowledge and deliver any instrument that Lessor or such Successor Lessor requests to evidence such attornment. Upon any such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between such Successor Lessor and Lessee upon all of the then executory terms, conditions and covenants as are set forth in this Lease and which shall be applicable after such attornment, except that the Successor Lessor shall not be:

                    (i)  liable for any prior act or omission of Lessor;

                   (ii) subject to any offsets or defenses which Lessee may have against Lessor;

                  (iii) bound by any payment of Rent which Lessee might have made to Lessor for more than one month in advance of the date the same was due under this Lease or bound by any security or other deposits not actually received by such Successor Lessor;

                   (iv) bound by any obligation to make any payment to Lessee, or provide any services or perform any repairs, maintenance or restoration provided for under this Lease to be performed before the date that the Successor Lessor becomes the lessor of Lessee;

                    (v) bound by any obligation to construct any improvements on the Demised Premises; or

                   (vi) bound by any modification of this Lease made without the written consent of such Successor Lessor or the Mortgagee through which such Successor Lessor is claiming its interest, where such consent is required under the terms of the documents evidencing its loan to Lessor, after written notice has been given to Lessee of the existence of such Successor Lessor or Mortgagee.

               (c) If any act or omission of Lessor would give Lessee the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Lessee shall not exercise such right until (a) Lessee gives notice of such act or omission to Lessor and to each Mortgagee whose name and address were previously furnished to Lessee and (b) a reasonable period of time for remedying such act or omission elapses following the time when such Mortgagee becomes entitled under its Mortgage to remedy same (which reasonable period shall in no event be less than the period to which Lessor is entitled under this Lease or otherwise, after similar notice, to effect such remedy or be longer than 45 days after notice from Lessee to Mortgagee of such act or omission).

          20.12. LESSOR'S ACCESS. Subject to Lessee's reasonable security regulations, Lessor and Lessor's agents shall have the right to enter the Demised Premises at reasonable times upon reasonable notice for the purpose of inspecting the same, showing the same to perspective purchasers, Lenders, or lessees, and making such alterations, repairs, improvements or additions to the Demised Premises as Lessor deems necessary or desirable. Any time during the last one hundred twenty (120) days of the Term, Lessor may place on or about the Demised Premises any ordinary "For Lease" sign.

          20.13. CONSENTS. Wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld, conditioned or delayed.

          20.14. QUIET POSSESSION. Upon Lessee paying the Rent reserved hereunder and observing and performing all of the material covenants, conditions and provisions on Lessee's party to be observed and performed hereunder, Lessee shall have quiet possession of the Demised Premises for the entire Term hereof subject to all of the provisions of this Lease.

          20.15. SIGNAGE. During the period in which Lessee occupies the Demised Premises, Lessee shall have the right to place signs on the Demised Premises. All signs erected or placed on the Demised Premises by Lessee shall comply with all applicable Governmental Laws.

          20.16. BROKERS. Lessor and Lessee each covenant, warrant and represent to the other that no broker was instrumental in bringing about or consummating this Lease except for Geneva Companies and that neither Lessor nor Lessee has had dealings with any broker or other person concerning the leasing of the Demised Premises other than Geneva Companies. Lessor acknowledges and agrees that all fees and commissions payable to Geneva Companies shall be paid solely by Lessor. Lessor and Lessee shall each indemnify and hold the other harmless against and from any claims for any brokerage commissions or fees, and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses (a) in connection with such claim if any broker or other person claims to have had dealings with the indemnifying party and/or (b) in connection with the enforcement of a party's rights under this PARAGRAPH 20.16.

          20.17.    INDEMNITIES.

               (a) Lessor shall indemnify, defend and hold harmless Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations, from and against any claims, suits, loss, costs, (including attorneys' fees and disbursements and cleanup costs), damages, expenses and liabilities, including claims by reason of property damage or personal injury (including death) (collectively referred to as "Claims") arising out of the ownership or maintenance of the Demised Premises by Lessor or to the extent the same results from Lessor's actions or inactions arising from any acts, incidents, events, occurrences, or omissions which occurred or took place prior to the effective date of this Lease including, but not limited to, those related to ownership, tenancy, possession, construction, operation, or use by Lessor or any other party of the Demised Premises or which result in pollution, contamination or seepage and all matters relating to environmental waste disposal laws, regulations, or issues, other than Claims relating to the gross negligence or wilful misconduct of Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations. This provision shall survive any termination or expiration of this Lease.

               (b) Lessee shall indemnify, defend and hold harmless Lessor, its officers, agents, employees, parents, subsidiaries and affiliate organizations, from and against any and all Claims of whatsoever nature against them individually or collectively, arising out of the use of the Demised Premises by Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations and the exercise by Lessee of enjoyment of the privileges herein granted or by reason of any act or omission of Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations, from or in connection with this Lease, including, but not limited to, those related to tenancy, possession, construction, operation, or use by Lessee of the Demised Premises or which result in pollution, contamination or seepage and all such matters relating to environmental waste disposal laws, regulations, or issues, other than Claims arising from the gross negligence or wilful misconduct of Lessor and other lessees of the Demised Premises and their respective officers, agents, employees, parents, subsidiaries and affiliate organizations. This provision shall survive any termination or expiration of this Lease.

          20.18. UNAVOIDABLE DELAYS. In the event of any Unavoidable Delays (hereinafter defined) under this Lease, the time of performance of the covenants and obligations under this Lease in question shall automatically be extended for a period of time equal to the aggregate period of the Unavoidable Delays. "Unavoidable Delays" shall mean delays due to (i) strikes, lockouts, acts of God, governmental restrictions or preemptions, enemy action, riot, civil commotion, storms, fire, floods, earthquakes, or the inability to obtain labor or materials due to governmental restrictions, (ii) the wrongful failure of either party hereto to grant any consent or approval to the other party hereto,
(iii) fire or other casualty or other causes beyond the control of the parties hereto and (iv) the breach or default of either party hereto in the performance of its obligations under this Lease which directly prevents the other party from proceeding to perform its obligations hereunder.

          20.19. AUTHORIZATION. Lessor and Lessee each represent to the other that all necessary authorizations, consents and approvals required in connection with the execution and delivery of this Lease have been obtained and that the entering into of this Lease does not violate the organizational documents of such party or any agreement, court order or law to which such party is subject.

          20.20. NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any relationship between the parties other than that of a lessor and a lessee.

          20.21. RELEASE OF LIABILITY. Lessor hereby releases Lessee from all liabilities arising out of loss or damage to the Demised Premises (except any damage to Lessee's leasehold improvements which Lessee is required to insure under the terms of this Lease) caused by perils covered under fire and extended coverage insurance policies or all risk property insurance policies maintained by Lessor as required herein, other than any such loss or damage caused by the negligent or wrongful act or failure to act of Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations.

          20.22. COUNTERPARTS. This instrument may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument

The parties hereto have executed this Lease as of the date set forth above.

                                   LESSOR:

                                   /s/ Steve Landers
                                   ---------------------
                                   Steve Landers


                                   /s/ John Landers
                                   ---------------------
                                   John Landers


                                   /s/ Bob Landers
                                   ---------------------
                                   Bob Landers


                                   LESSEE:

                                   LANDERS AUTO SALES, INC.


                                   By: /s/ Carl Spielvogel
                                      ---------------------
                                      Carl Spielvogel
                                      Chairman and CEO

                                   Schedule A

     FIXED RENT

     The annual fixed rental shall be Three Hundred Twenty-Four Thousand and 00/100 Dollars ($324,000).

     ADJUSTMENTS

     (a) The Fixed Rent shall be adjusted on each Actual Adjustment Date (and only on an Actual Adjustment Date) by the Actual Adjustment Amount determined on such Actual Adjustment Date, such adjusted Fixed Rent to be effective until the next Actual Adjustment Date.

     (b) For purposes of this Schedule A, the following terms shall have the following meanings (any term used in this Schedule A and not otherwise defined shall have the meaning ascribed to such term in the Lease):

     "ACTUAL ADJUSTMENT AMOUNT," with respect to each Adjustment Period, shall mean an amount equal to the sum of the Yearly Adjustment Amounts accrued in such Adjustment Period.

     "ACTUAL ADJUSTMENT DATE" shall mean each of the fourth, seventh, tenth, thirteenth, sixteenth and nineteenth anniversaries of the date of the Lease.

 "ADJUSTMENT PERIOD" shall mean, as applicable, the four year period ending on the fourth anniversary of the date of the Lease and each three year period thereafter through the end of the Initial Term.

     "INDEX" shall mean the Consumer Price for all items in the Index entitled:
"Consumer Price Index for the United States Southern Region for All Urban Consumers (1983--100) (as revised) and issued by the Bureau of Labor Statistics of the United States Department of Labor. (In the event said Index shall hereafter be converted to a different Standard reference base or otherwise revised, the determination of the Percentage Increase (defined below) shall be made with the use of such conversion factor formula or table for converting said Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by any other Federal authority or, failing such publication, by any other nationally recognized publisher of similar statistical information.)

     "PERCENTAGE CHANGE," with respect to each year of the Term, shall mean a fraction, the numerator of which is equal to the Index in effect on the Yearly Adjustment Date less the Index in effect on the immediately preceding Yearly Adjustment Date, and the denominator of which is equal to the Index in effect on the immediately preceding Yearly Adjustment Date; provided that in no event shall the Percentage Change in any year exceed four percent (4%).

  "YEARLY ADJUSTMENT AMOUNT," with respect to each Yearly Adjustment Date, shall mean an amount equal to (A) the Fixed Rent in effect for the year immediately preceding such Yearly Adjustment Date plus the sum of the Yearly Adjustment Amounts accrued in the applicable Adjustment Period for which an Actual Adjustment Amount is being determined multiplied by (B) the Percentage Change for such year.

  "YEARLY ADJUSTMENT DATE," with respect to each year of the Term, shall mean each anniversary of the date of the Lease through the nineteenth anniversary of the date of the Lease.